UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2013

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2013, the Compensation Committee (“Committee”) of the Board of Trustees of Federal Realty Investment Trust (“Trust”) approved the following compensation arrangements for the Trust’s named executive officers: (a) no changes to annual base salaries for any of Mr. Donald C. Wood, the Trust’s President and Chief Executive Officer, Ms. Dawn M. Becker, the Trust’s Executive Vice President-Chief Operating Officer, General Counsel and Secretary, or Mr. James M. Taylor, Jr., the Trust’s Executive Vice President-Chief Financial Officer and Treasurer; (b) a bonus payment to each of Mr. Wood, Ms. Becker and Mr. Taylor in the amount of $1,466,250, $366,563 and $345,000, respectively, determined in accordance with the Trust’s annual incentive bonus plan; and (c) an equity award to each of Mr. Wood, Ms. Becker and Mr. Taylor in the amount of $6,000,000, $900,000 and $900,000, respectively, determined in accordance with the Trust’s long-term incentive award program (“LTIAP”). The amounts of the LTIAP awards were determined on the basis of the Trust’s relative total return to shareholders, absolute total return to shareholders and return on invested capital during the period from January 2010 through December 2012. These awards vest equally over the next three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: February 12, 2013	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-General Counsel and Secretary